United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

August 3, 2012

Date of Report

[Date of Earliest Event Reported]

PCS EDVENTURES!.COM, INC.

(Exact name of Registrant as specified in its Charter)

IDAHO	000-49990	82-0475383
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

345 Bobwhite Court, Suite 200

Boise, Idaho  83706

 (Address of Principal Executive Offices)

(208) 343-3110

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2012, we appointed Todd R. Hackett to our Board of Directors.

Mr. Hackett is 51 years of age, and he has no family relationships with anyone at PCS.

Todd Hackett is the owner Todd Hackett Construction Co., a successful construction company in Iowa where he has served as President for the last 25 years.  Mr. Hackett first became aware of PCS as an investment opportunity in 2007.  Over the past five years, his involvement with PCS has grown from a casual investor to providing short-term financing to us to meet our operational needs.  He is a strong advocate for bringing educational opportunities to both children and young adults to strengthen their knowledge in math and science.

Mr. Hackett brings a strong business background to PCS, well founded in the fundamental principles of building a successful company.  He has demonstrated his abilities in the building of his own company from a start-up in 1981 to a major construction firm now handling multi-million dollar projects.  Many of his projects involve educational institutions such as community colleges, middle schools, libraries and applied technology labs.  Mr. Hackett has not held a directorship position nor was he a directorship nominee for any other publicly-held company or investment company in the past five years.

Mr. Hackett is actively involved in his community, is passionate about the potential of PCS and is actively engaged in helping to create a company that will have deep shareholder value as well as improve STEM education around the world.  We believe Mr. Hackett brings valuable business and financial experience to PCS.

Mr. Hackett will be eligible for compensation as an outside Director in the amount of $30,000 in Restricted Stock Units, subject to the terms of the standard Board approved awards for outside Directors.  Such units would not be vested until after one year of service on the Board and re-election at the Fiscal Year 2013 Annual Meeting.

On July 17, 2012, Mr. Hackett and the Company entered into a loan transaction in the amount of $560,000 that involved the issuance of a Promissory Note payable to Mr. Hackett with interest at 15% per annum that is due on or before September 30, 2012.  In conjunction with this Promissory Note, Mr. Hackett received warrants to purchase 100,000 shares for $0.15 per share. The warrants expire 36 months from the date of issuance.  Please refer to our Form 8-K filed on July 19, 2012, for additional information regarding this transaction.

The Company also has an outstanding Promissory Note payable to Mr. Hackett in the amount of $30,000 that was part of a private placement debt offering dated March 31, 2011.  As amended on August 1, 2012, this Promissory Note has repayment terms beginning in April 2013, accrues interest at 10% and is convertible into Rule 144 Restricted Shares of Common Stock at $0.15 per share.  Please refer to our Form 8-K filed on April 6, 2011, for additional information regarding this Promissory Note.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PCS EDVENTURES!.COM, INC.

Dated:	8/14/2012	By:	/s/ Leann R. Gilberg
Leann R. Gilberg
CFO

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